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                                                                    EXHIBIT 21.1


The following is a list of subsidiaries of RPM, Inc.(1) as of May 31, 2000.


                                                                       Jurisdiction of
Name                                                                   Incorporation
----                                                                   -------------

American Emulsions Co., Inc.                                           Georgia
         Select Dye & Chemical, Inc.                                   Georgia

Bondex International, Inc.                                             Ohio
Bondo Corporation                                                      Ohio
Carboline Company                                                      Delaware
         Carboline International Corporation(2)                        Delaware
                  Carboline Dubai Corporation                          Missouri

Chemical Coatings, Inc.                                                North Carolina
Chemical Specialties Manufacturing Corp.(3)                            Maryland
Consolidated Coatings Corporation                                      Ohio
DAP Canada Company(4)                                                  Canada
DAP Products Inc.(5)                                                   Delaware
Day-Glo Color Corp.                                                    Ohio
DesignCraft Fabric Corporation                                         Illinois
DIFY.com, Inc.                                                         Delaware
Dryvit Holdings, Inc.                                                  Delaware
      Dryvit Systems, Inc.(6)                                          Rhode Island
                  Dryvit Systems Canada Company(7)                     Canada
                  Dryvit Systems New Zealand Limited New Zealand
                  Metro Clean Systems, Inc.                            Delaware
                  Tech 21 Panel Systems, Inc.                          Rhode Island
                  Ultra-Tex Surfaces, Inc.                             California
Fibergrate Composite Structures Incorporated                           Delaware
         Chemgrate (Asia), Inc.(8)                                     Washington
         Chemgrate Corporation                                         Washington
         Chem-Grate Corporation                                        Tennessee
         Chemgrate (PRC), Inc.(9)                                      Washington
         Fibergrate Corporation(10)                                    Texas
First Colonial Insurance Company, Inc.                                 Vermont
Flecto International Supply, Inc.                                      Nevada

         Flecto Coatings Company(11)                                   Canada
Guardian Products, Inc.                                                Delaware
JanSanDex.com, Inc.                                                    Delaware
K-C Divestiture Corp. of Delaware                                      Delaware
Kop-Coat, Inc.                                                         Ohio

         K-C Divestiture Corp.                                         New York
         Kop-Coat New Zealand Limited                                  New Zealand

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
                  Agpro (N.Z.) Limited                                 New Zealand
Mohawk Finishing Products, Inc.                                        New York
Plasite Protective Coatings, Inc.                                      Delaware

         Briner Paint Mfg. Co.                                         Texas
Republic Powdered Metals, Inc.                                         Ohio
RPM Asia Pte. Ltd.                                                     Singapore
         Alumanation (M) Sdn. Bhd.                                     Malaysia
         Espan Corporation Pte. Ltd.(12)                               Singapore
         RPM China Pte. Ltd.                                           Singapore
                  Magnagro Industries Pte. Ltd.(13)                    Singapore
                          Dryvit Wall Systems (Suzhou)

                            (Co. Ltd.)                                 China
RPM Consumer Group, Inc.                                               Ohio
RPM-e/c, Inc.                                                          Ohio
RPM/Europe B.V.(14)                                                    Netherlands

         RPM/Belgium N.V.(15)                                          Belgium
         RPOW U.K. Limited                                             U.K.
                  Bondo U.K. Limited                                   U.K.
                  Carboline U.K. Limited                               U.K.
                  Chemspec Europe Limited                              U.K.
                  Dryvit U.K. Limited                                  U.K.
                  Fibergrate Composite Structures Limited              U.K.
                  Mantrose U.K. Limited                                U.K.
                           Agricoat Industries Limited                 U.K.
                           Wm. Zinsser Limited                         U.K.
                  RPM Holdings UK Limited                              U.K.
                           Dore Holdings Limited                       U.K.
                                    Amtred Limited                     U.K.
                                    Carboline Europe Limited           U.K.
                  Rust-Oleum U.K. Limited                              U.K.
                  Stonhard (Ireland) Limited                           Ireland
                  Stonhard U.K. Limited                                U.K.
         Rust-Oleum Netherlands B.V.                                   Netherlands
         StonCor Benelux B.V.                                          Netherlands
         Tremco B.V.                                                   Netherlands

RPM of Mass., Inc.                                                     Massachusetts
         Haartz-Mason, Inc.                                            Massachusetts
         Westfield Coatings Corporation                                Massachusetts

RPM World Trade, Inc.                                                  Delaware
RPM World Trade, Ltd.                                                  Virgin Islands
Rust-Oleum Corporation(16)                                             Illinois

         ROC Sales, Inc.(17)                                           Illinois
         Rust-Oleum Holding, Inc.(18)                                  Delaware
         Rust-Oleum International Corporation(19)                      Delaware
         Rust-Oleum Sales Company, Inc.                                Ohio

Star Finishing Products, Inc.                                          Illinois


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
StonCor Group, Inc.(20)                                                Delaware

         Parklin Management Group, Inc.(21)                            New Jersey
         StonCor Distribution, Inc.(22)                                Delaware
         Stonhard Agencia en Chile                                     Chile
         Stonhard Company(23)                                          Canada

TCI, Inc.                                                              Georgia
The Euclid Chemical Company(24)                                        Ohio
         Euclid Chemical International Sales Corp.(25)                 Ohio
         Grandcourt N.V.(26)                                           Netherlands
         Redwood Transport, Inc.(27)                                   Ohio

The Flecto Company, Inc.(28)                                           California
The Testor Corporation                                                 Ohio
Tremco  Incorporated(29)                                               Ohio

         Paramount Technical Products, Inc.                            South Dakota
         Tremco A.B.                                                   Sweden
         Tremco Asia Pacific Pty. Limited                              Australia
                  PABCO Products Pty. Limited                          Australia
                  Tremco (NZ) Limited                                  New Zealand
                  Tremco Pty. Limited                                  Australia
         Tremco Asia Pte. Ltd.                                         Singapore
         Tremco GmbH                                                   Germany
         Tremco Company(30)                                            Canada
                  RPM Canada Investment Company                        Canada
                  Tremco Limited                                       U.K.
                           OY Tremco Ltd.                              Finland
                           Tretobond Ltd.                              U.K.
                           Tretol Group Ltd.                           U.K.
                           Tretol Ltd.                                 U.K.
         Weatherproofing Technologies, Inc.(31)                        Delaware
William Zinsser & Co. Incorporated(32)                                 New Jersey

         Mantrose-Haeuser Co., Inc.                                    Massachusetts
         Richard E. Thibaut, Inc.                                      New York
         Zinsser Distribution, Inc.(33)                                Delaware


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(1) RPM, Inc. owns .32% of the outstanding shares of Radiant Color N.V., a Belgian corporation. The remaining 99.68% of the outstanding shares of Radiant Color N.V. are held by RPM/Europe B.V. Radiant Color N.V. owns 99.99% of the outstanding shares of Martin Mathys N.V., a Belgian corporation. The remaining
 .01% of the outstanding shares of Martin Mathys N.V. are held by RPM/Belgium N.V. RPM, Inc. owns 88% of the outstanding shares of RPM/Lux Consult S.A., a Luxembourg corporation. The remaining 12% of the outstanding shares of RPM/Lux Consult S.A. are held by Tremco Incorporated. RPM/Lux Consult S.A. owns .2% of the outstanding shares of Monile France S.A.R.L., a French corporation. The remaining 99.8% of the outstanding shares of Monile France S.A.R.L. are held by RPM/Belgium N.V.


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(2) Carboline International Corporation owns 89.2683% of Chemrite Coatings
(Pty.) Ltd., a South African corporation; 49% of Carboline Korea Ltd.; 45% of Carboline Norge AS; 49% of Carboline Middle East LLC; 33.33% of Japan Carboline Company Ltd.; and 40% of CDC Carboline (India) Ltd. Chemrite Coatings (Pty.) Ltd. owns 100% of Chemrite Equipment Systems (Pty.) Ltd., a South African corporation.

(3) Chemical Specialties Manufacturing Corp. is a 49% joint venture partner in Henan G&C Chemical Company Limited, a Chinese corporation.

(4) DAP Canada Company owns 10% of the outstanding shares of DAP Chile S.A., a Chilean corporation. The remaining 90% of the outstanding shares of DAP Chile S.A. are held by DAP Products Inc. DAP Canada Company is a partner in RPM Canada, a General Partnership, an Ontario partnership. The remaining partners of RPM Canada, a General Partnership are Dryvit Systems Canada Company, Flecto Coatings Company, Stonhard Company and Tremco Company.

(5) DAP Products Inc. owns 90% of the outstanding shares of DAP Chile S.A., a Chilean corporation. The remaining 10% of the outstanding shares of DAP Chile S.A. are held by DAP Canada Company.

(6) Dryvit Systems, Inc. is a 51% joint venture partner in Beijing Dryvit Chemical Building Materials Co., Ltd., a Peoples Republic of China company and a 55.41% joint venture partner in Dryvit Systems USA (Europe) sp z.oo., a Polish company.

(7) Dryvit Systems Canada Company is a partner in RPM Canada, a General Partnership, an Ontario partnership. The remaining partners of RPM Canada, a General Partnership are DAP Canada Company, Flecto Coatings Company, Stonhard Company and Tremco Company.

(8) Chemgrate (Asia), Inc. owns 50% of the outstanding shares of Chemgrate Shanghai FRP Co., Ltd., a Chinese corporation. The remaining 50% of the outstanding shares of Chemgrate Shanghai FRP Co., Ltd. are held by Chemgrate
(PRC), Inc.

(9) Chemgrate (PRC), Inc. owns 50% of the outstanding shares of Chemgrate Shanghai FRP Co., Ltd., a Chinese corporation. The remaining 50% of the outstanding shares of Chemgrate Shanghai FRP Co., Ltd. are held by Chemgrate
(Asia), Inc.

(10) Fibergrate Corporation owns 50% of Fibergrate B.V., a Netherlands corporation.

(11) Flecto Coatings Company owns 21% of the outstanding shares of Harry A. Crossland Investments, Ltd., a Nevada corporation. The remaining 79% of the outstanding shares of Harry A. Crossland Investments, Ltd. are held by The Flecto Company, Inc. Harry A. Crossland Investments, Ltd. owns 100% of the outstanding shares of Crossland Distributors Ltd., a Canadian corporation. Flecto Coatings Company is a partner in RPM Canada, a General



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Partnership, an Ontario partnership. The remaining partners of RPM Canada, a
General Partnership are DAP Canada Company, Dryvit Systems Canada Company, Stonhard Company and Tremco Company.

(12) Espan Corporation Pte. Ltd. owns 40% of the outstanding shares of Pacific Goldhill Pte. Ltd., a Singapore corporation.

(13) Magnagro Industries Pte. Ltd. owns 90% of the outstanding shares of Shanghai Ban Lee Heng Construction Co., Ltd., a Chinese corporation.

(14) RPM/Europe B.V. owns 99.68% of the outstanding shares of Radiant Color N.V., a Belgian corporation. The remaining .32% of the outstanding shares of Radiant Color N.V. are held by RPM, Inc. Radiant Color N.V. owns 99.99% of the outstanding shares of Martin Mathys N.V., a Belgian corporation. The remaining
 .01% of the outstanding shares of Martin Mathys N.V. are held by RPM/Belgium N.V. RPM/Europe B.V. owns 99.99% of the outstanding shares of RPOW France S.A., a French corporation. The remaining .01% of the outstanding shares of RPOW France S.A. are held by directors of RPOW France S.A. RPOW France S.A. owns 100% of the outstanding shares of Stonhard S.A.S and Corroline France S.A., both French corporations, and 99.99% of the outstanding shares of Rust-Oleum France S.A., a French corporation. The remaining .01% of the outstanding shares of Rust-Oleum France S.A. are held by directors of Rust-Oleum France S.A. RPOW France S.A. owns 95% of the outstanding shares of RPM Italy S.R.L., an Italian corporation. The remaining 5% of the outstanding shares of RPM Italy S.R.L. are held by RPM/Europe B.V. RPM Italy S.R.L. owns 100% of the outstanding shares of APSA S.P.A., an Italian corporation.

(15) RPM/Belgium N.V. owns 99.8% of the outstanding shares of Monile France S.A.R.L., a French corporation. The remaining .2% of the outstanding shares of Monile France S.A.R.L. are held by RPM/Lux Consult S.A. RPM/Belgium N.V. owns 96% of the outstanding shares of Alteco Chemical S.A., a Portuguese company. Of the remaining outstanding shares of Alteco Chemical S.A., 1% is held by Alteco Technik GmbH and 3% are held by three directors of Alteco Chemical S.A.

(16) Rust-Oleum Corporation owns 99% of Rust-Oleum (Chile) Ltda, a Chilean limited liability company. The remaining 1% of the outstanding shares of Rust-Oleum (Chile) Ltda. are held by ROC Sales, Inc. Rust-Oleum Corporation owns 99.992% of the outstanding shares of Rust-Oleum Argentina S.A., an Argentine corporation. The remaining .008% of the outstanding shares of Rust-Oleum Argentina S.A. are owned by a resident director of Rust-Oleum Argentina S.A.

(17) ROC Sales, Inc. owns 1% of the outstanding shares of Rust-Oleum (Chile) Ltda., a Chilean limited liability company. The remaining 99% of the outstanding shares of Rust-Oleum (Chile) Ltda. are held by Rust-Oleum Corporation.

(18) Rust-Oleum Holding, Inc. is the 1% general partner of ROC, Limited Partnership, a Delaware limited partnership. Rust-Oleum International Corporation is the 99% limited partner of ROC, Limited Partnership.


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(19) Rust-Oleum International Corporation is the 99% limited partner of ROC,
Limited Partnership, a Delaware limited partnership. Rust-Oleum Holding, Inc. is the 1% general partner of ROC, Limited Partnership.

(20) StonCor Group, Inc. owns 99% of the outstanding shares of Stonhard S.A., a Luxembourg corporation. The remaining 1% of the outstanding shares of Stonhard S.A. are held by Parklin Management Group, Inc. StonCor Group, Inc. owns 79% of the outstanding shares of StonCor (Deutschland) GmbH, a German corporation. The remaining 21% of the outstanding shares of StonCor (Deutschland) GmbH are held by Parklin Management Group, Inc. StonCor (Deutschland) GmbH owns 100% of the outstanding shares of Alteco Technik GmbH, a German corporation. Alteco Technik GmbH owns 1% of the outstanding shares of Alteco Chemical S.A., a Portuguese company. Of the remaining outstanding shares of Alteco Chemical S.A., 96% is held by RPM/Belgium N.V. and 3% are held by three directors of Alteco Chemical S.A. StonCor Group, Inc. owns 99.25% of the outstanding shares of Stonhard S.A. de C.V. Mexico, a Mexican corporation, and 99.99% of the outstanding shares of Stonhard de Mexico S.A. de C.V., a Mexican corporation. Stonhard S.A. de C.V. Mexico owns 100% of the outstanding shares of Plasite S.A. de C.V. Mexico, a Mexican corporation, and 100% of the outstanding shares of Stonhard S.A. de C.V., a Columbian corporation. Stonhard de Mexico S.A. de C.V. owns 100% of the outstanding shares of Juarez Immobiliaria S.A. de C.V., a Mexican corporation. StonCor Group, Inc. owns 75% of the outstanding shares of Stonhard South America Ltda., a Brazilian limited liability company and 80% of the outstanding shares of Multicolor S.A. Argentina I.yC., an Argentine corporation. StonCor Group, Inc. is a 50% joint venture partner in Stonhard Distribuidora de Suelos Industriales S.A., a Spanish corporation. StonCor Group, Inc. is the 1% general partner of Stonhard, L.P., a Delaware limited partnership. StonCor Distribution, Inc. is the 99% limited partner of Stonhard, L.P.

(21) Parklin Management Group, Inc. owns 1% of the outstanding shares of Stonhard S.A., a Luxembourg corporation. The remaining 99% of the outstanding shares of Stonhard S.A. are held by StonCor Group, Inc. Parklin Management Group, Inc. owns 21% of the outstanding shares of StonCor (Deutschland) GmbH, a German corporation. The remaining 79% of the outstanding shares of StonCor (Deutschland) GmbH are held by StonCor Group, Inc. StonCor (Deutschland) GmbH owns 100% of the outstanding shares of Alteco Technik GmbH, a German corporation. Alteco Technik GmbH owns 1% of the outstanding shares of Alteco Chemical S.A., a Portuguese company. Of the remaining outstanding shares of Alteco Chemical S.A., 96% is held by RPM/Belgium N.V. and 3% are held by three directors of Alteco Chemical S.A.

(22) StonCor Distribution, Inc. is the 99% limited partner of Stonhard, L.P., a Delaware limited partnership. StonCor Group, Inc. is the 1% general partner of Stonhard, L.P.

(23) Stonhard Company is a partner in RPM Canada, a General Partnership, an Ontario partnership. The remaining partners of RPM Canada, a General Partnership are DAP Canada Company, Dryvit Systems Canada Company, Flecto Coatings Company, and Tremco Company.

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(24) The Euclid Chemical Company is a 51% joint venture partner in Euclid
Admixture Canada, Inc., a Canadian corporation and a 51% joint venture partner in Euclid Admixture LLC, a Mississippi limited liability company. The Euclid Chemical Company owns 99.997% of the outstanding shares of Eucomex, S.A. de C.V., a Mexican corporation. The remaining .003% of the outstanding shares of Eucomex, S.A. de C.V. are held by Redwood Transport, Inc. The Euclid Chemical Company owns 49% of the outstanding shares of Toxement S.A., a Columbian corporation. Redwood Transport, Inc. and Euclid Chemical International Sales Corp. each own .0025% of the outstanding shares of Toxement S.A. Grandcourt N.V. owns 50.99% of the outstanding shares of Toxement S.A.

(25) Euclid Chemical International Sales Corp. owns .0025% of the outstanding shares of Toxement S.A., a Columbian corporation.

(26) Grandcourt N.V. owns 50.99% of the outstanding shares of Toxement S.A., a Columbian corporation.

(27) Redwood Transport, Inc. owns .003% of the outstanding shares of Eucomex, S.A. de C.V., a Mexican corporation. The remaining 99.997% of the outstanding shares of Eucomex, S.A. de C.V. are held by The Euclid Chemical Company. Redwood Transport, Inc. owns .0025% of the outstanding shares of Toxement S.A., a Columbian corporation.

(28) The Flecto Company, Inc. owns 79% of the outstanding shares of Harry A. Crossland Investments, Ltd., a Nevada corporation. The remaining 21% of the outstanding shares of Harry A. Crossland Investments, Ltd. are owned by Flecto Coatings Company. Harry A. Crossland Investments, Ltd. owns 100% of the outstanding shares of Crossland Distributors Ltd., a Canadian corporation.

(29) Tremco Incorporated and Weatherproofing Technologies, Inc. each own .0025% of the outstanding shares of Toxement S.A., a Columbian corporation. Tremco Incorporated owns 49% of the outstanding shares of Sime Tremco Sdn. Bhd., a Malaysian corporation. Tremco Incorporated owns 99.999% of the outstanding shares of Tremco Far East Limited, a Hong Kong corporation. The remaining .001% of the outstanding shares of Tremco Far East Limited is owned by a director of Tremco Far East Limited. Tremco Far East Limited owns 100% of the outstanding shares of Tremco (Malaysia) Sdn. Bhd., a Malaysian corporation. Tremco Incorporated owns 12% of the outstanding shares of RPM/Lux Consult S.A., a Luxembourg corporation. The remaining 88% of the outstanding shares of RPM/Lux Consult S.A. are held by RPM, Inc. RPM/Lux Consult S.A. owns .2% of the outstanding shares of Monile France S.A.R.L., a French corporation. The remaining 99.8% of the outstanding shares of Monile France S.A.R.L. are held by RPM/Belgium N.V.

(30) Tremco Company is a partner in RPM Canada, a General Partnership, an Ontario partnership. The remaining partners of RPM Canada, a General Partnership are DAP Canada Company, Dryvit Systems Canada Company, Flecto Coatings Company and Stonhard Company.

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(31) Weatherproofing Technologies, Inc. owns .0025% of the outstanding shares of
Toxement S.A., a Columbian corporation.

(32) William Zinsser & Co. Incorporated is the 1% general partner of Zinsser, L.P., a Delaware limited partnership. Zinsser Distribution, Inc. is the 99% limited partner of Zinsser, L.P.

(33) Zinsser Distribution, Inc. is the 99% limited partner of Zinsser, L.P., a Delaware limited partnership. William Zinsser & Co. Incorporated is the 1% general partner of Zinsser, L.P.